Exhibit Index

Exhibit No.

16.1                      Letter from PricewaterhouseCoopers LLP, dated March 26, 2008

Exhibit 16.1

March 26, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Griffin Land & Nurseries, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Griffin Land & Nurseries, Inc. dated March 25, 2008.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP